ARTICLES OF INCORPORATION

                                       OF

                       AXP PARTNERS INTERNATIONAL SERIES, INC.


                                ARTICLE I - NAME

     The  name of this corporation (hereinafter called the " Fund" ) is:

                       AXP PARTNERS INTERNATIONAL SERIES, INC.

                              ARTICLE II - LOCATION

        The location of the registered office of the Fund is 901 S. Marquette Ave., City of Minneapolis, County of Hennepin, State of Minnesota. Principal places of business as well as branch offices may hereafter be established at such other place or places, either within or without the State of Minnesota, as may from time to time be determined by the Board of Directors.

                          ARTICLE III - CAPITALIZATION

        Section 1. The amount of the total authorized Capital Stock of the Fund shall be $100,000,000, consisting of 10,000,000,000 shares of the par value of one cent ($.01) per share. Any or all of said shares of Capital Stock may be issued in such classes or series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issuance of such class or series of stock as may be adopted from time to time by the Fund's Board of Directors pursuant to the authority hereby vested in said Board. Each class or series of shares which the Board of Directors may establish, as provided herein, may, if the Board shall so determine by resolution, evidence an interest in a separate and distinct portion of the Fund's assets, which may take the form of a separate portfolio of investment securities and cash. Authority to establish such separate portfolios is hereby vested in the Board.

        Section 2. At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote (and a fractional vote for and equal to each fractional share) for each share (or fractional share) of stock standing in her or his name and entitled to vote at such meetings. At all elections of directors, each shareholder shall be entitled to as many votes as shall equal the number of shares owned multiplied by the number of directors to be elected and may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them.

        Section 3. No shareholder of the Fund shall have any preemptive rights.

        Section 4. No share of stock issued by the Fund shall be sold or exchanged by or on behalf of the Fund for any amount or value less than the asset value thereof as of the close of business on the day upon which application and payment or payment for such share is received and accepted by the Fund, and if the day upon which payment is so received shall not be a business day, then as of the close of business on the next succeeding business day. Shares of stock shall be deemed outstanding when issued. The stock of this Fund, after the par value thereof has been paid, shall not be subject to assessment to pay the debts of the Fund, and no stock issued as fully paid shall be assessable, nor shall the private property of any shareholder be subject to the payment of corporate debts to any extent whatever.


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        Section 5. The registered holder of a share of the Capital Stock of the
Fund may require the Fund to redeem the same by delivering to the Fund at its designated principal place of business a request for redemption in a form satisfactory to the Board of Directors and the Fund, upon receipt of such request, promptly shall pay out of the appropriate assets of the Fund as determined by the Board pursuant to the authority vested in it by Section 1 of this Article, to or upon the order of the registered holder, the redemption price as hereinafter defined. In all cases,

          (a) Shares of each class or series shall be redeemed at the asset value thereof.

          (b) All rights with respect to shares submitted for redemption as provided hereunder, except the right to receive the asset value thereof, shall cease and terminate as of the close of business on the day upon which a request for redemption meeting the requirements of the first paragraph of this Section 5 is received. All shares redeemed by the Fund shall, upon redemption, have the status of authorized and unissued shares, and shall not be deemed to be treasury shares.

        Section 6. The Board of Directors or any duly authorized committee thereof or any officer or officers of the Fund duly authorized by such Board or committee may suspend the computation of asset value for the purpose of issuing shares or defer payment of the redemption price for such period, after receipt of such request, as may be permitted by applicable law, and may suspend sales or defer redemption during a "period of emergency" as defined in the Investment Company Act of 1940.

        Section 7. The Fund may redeem the shares of a shareholder if the amount invested is less than $1,000. This redemption will be pursuant to applicable statutory or regulatory authority, rules or regulations.

                             ARTICLE IV - DIRECTORS

        Section 1. The members of the governing board are styled "directors", and the number, names and post office addresses of the first Board of Directors, which shall be twelve in number, are as follows:

Name                               Post Office Address

H. Brewster Atwater Jr.            4900 IDS Tower
                                   Minneapolis, MN  55402

Arne H. Carlson                    901 S. Marquette Ave.
                                   Minneapolis, MN  55402

Lynne V. Cheney                    1150 17th St. , N.W.
                                   Washington, D.C.  20036

Livio D. DeSimone                  30 Seventh Street
                                   St. Paul, MN  55101-4901

Ira D. Hall                        2000 Westchester Avenue
                                   White Plains, NY  10650

Heinz F. Hutter                    P.O. Box 2187
                                   Minneapolis, MN  55402

Anne P. Jones                      5716 Bent Branch Rd.
                                   Bethesda, MD  20816

William R. Pearce                  2050 One Financial Plaza
                                   Minneapolis, MN  55402


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Name                               Post Office Address
----                               -------------------
Alan K. Simpson                    1201 Sunshine Ave.
                                   Cody, WY  82414

C. Angus Wurtele                   Suite 1700
                                   Foshay Tower
                                   Minneapolis, MN  55402

David R. Hubers                    50643 AXP Financial Center
                                   Minneapolis, MN  55474

John R. Thomas                     50652 AXP Financial Center
                                   Minneapolis, MN  55474




        Section 2. The directors, of which there shall be not less than two nor more than fifteen, shall be elected at the first meeting of the shareholders for an indefinite term and thereafter at each regular meeting of shareholders, to hold office for an indefinite term until the next regular meeting of shareholders, but in any event, they shall hold office until their successors are elected and qualify. The number of directors may be increased or decreased from time to time by action of the Board of Directors. If there be a vacancy on the Board by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum. The election and qualification of a director or directors to fill any such vacancy or vacancies shall be in conformity with the requirements of the Investment Company Act of 1940, as amended.

        Section 3. In furtherance and not in limitation of its powers, the Board of Directors is expressly authorized:

          (a)  To issue  and  dispose  of and to enter  into  contracts  for the
               distribution,   sale,  exchange,   purchase  and  resale  of  the
               authorized securities of the Fund.

          (b) To enter into a contract or contracts with any person, firm, corporation, association or trust selected by it to act as trustee or custodian for any of the assets of the Fund pursuant to such terms and conditions and for such compensation as the Board of Directors shall determine.

          (c) To enter into a contract or contracts wherein and whereby a responsible person, entity, partnership, association or corporation is designated and employed as the investment manager or adviser for the Fund to manage the assets of the Fund by counseling with and advising the Fund in connection with the formulation of an investment program designed to accomplish the Fund's investment objectives, by determining what securities and other investments shall be purchased or sold, by causing the execution of purchase and sell orders, by determining what portion of the assets shall be held uninvested, by recommending the purchase and/or sale of assets and by advising the Fund with respect to the general and specific policies and transactions to be followed in the purchasing, owning and handling of securities and other assets and the disposition thereof. Such management or advisory activities shall be subject always to the power of the Board of Directors of the Fund to have full control over the affairs of the Fund and to review periodically each portfolio of the Fund to see that it is managed in the long-term interests of the Fund's shareholders and in accordance with its investment objectives.

          (d) To declare and pay dividends in its discretion at any time and from time to time to the extent and from such sources as permitted by the laws of the State of Minnesota.

        Section 4. Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Fund, as to the price or closing bid and asked prices, as to the value of any security or asset of the Fund, or as to any other matters relating to the issue, sale, redemption, liquidation, purchase and/or acquisition or disposition of securities of the Fund, shall be final and conclusive, and shall be binding upon the Fund and all holders of securities issued by it, past, present and future, and securities of the Fund shall be issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

        Section 5. The Fund shall indemnify any person who was or is a party or is threatened to be made a party or is involved (including, without limitation, as a witness), by reason of the fact that she or he is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, to or in any threatened, pending or completed action, suit or proceeding, wherever brought, and the Fund may purchase liability insurance and advance legal expenses, all to the fullest extent permitted by the laws of the State of Minnesota, as now existing or hereafter amended. Any indemnification hereunder shall not be exclusive of any other rights of indemnification to which the directors, officers, employees or agents might otherwise be entitled. No indemnification shall be made in violation of the Investment Company Act of 1940.

        Section 6. To the full extent permitted by the laws of the State of Minnesota, as now existing or hereafter amended, no director of the Fund shall be liable to the Fund or to its shareholders for monetary damages for breach of fiduciary duty as a director but such limit on liability shall be permitted only to the extent allowable under the provisions of the Investment Company Act of 1940.

                            ARTICLE V - INCORPORATOR

        The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

Name                               Post Office Address
----                               -------------------
Leslie L. Ogg                      901 S. Marquette Avenue, Suite 2810
                                   Minneapolis, Minnesota 55402-3268

                   ARTICLE VI - MEETINGS AND LOCATION OF BOOKS

        The shareholders and directors shall have power to hold their meetings, and to keep the books of the Fund (subject to the provisions of the laws of the State of Minnesota) outside the State of Minnesota at such places as may from time to time be designated by the By-Laws or by resolution of the Directors.

             ARTICLE VII - WRITTEN ACTION BY BOARD OF DIRECTORS

        An action required or permitted to be taken by the Board of Directors of the Fund may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors are present.

                            ARTICLE VIII - AMENDMENTS

        These Articles of Incorporation, or any provision hereof, may be amended, altered, changed or repealed in the manner prescribed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 9th day of May, 2001.


/s/Leslie L. Ogg
----------------
   Leslie L. Ogg
   Incorporator


STATE OF MINNESOTA)
                              ) ss
COUNTY OF HENNEPIN)


The foregoing was acknowledged before me this 9th day of May, 2001 by Leslie L. Ogg.


/s/Sharon E. Zochert
--------------------
   Sharon E. Zochert
   Notary Public


(notary seal)
(rubber stamp)  STATE OF MINNESOTA
                DEPARTMENT OF STATE
                     FILED
                  MAY-9-2001
(signature of)  Mary Kiffmeyer
               Secretary of State